CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-141551 on Form S-3 of our reports dated March 19, 2007, relating to the financial statements of Centerplate, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Centerplate, Inc. for the year ended January 2, 2007 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/  Deloitte & Touche LLP

Charlotte, North Carolina

May 4, 2007